Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Unum Group (the “Company”) whose signature appears below does hereby constitute and appoint E. Liston Bishop III and Susan N. Roth, or either of them, as true and lawful attorneys-in-fact and agents, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 to be filed under the Securities Act of 1933, as amended, and any amendments and supplements thereto, and does hereby ratify and confirm all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 7th day of October, 2008.

/s/ Thomas R. Watjen	/s/ Thomas Kinser
Thomas R. Watjen	Thomas Kinser

/s/ E. Michael Caulfield	/s/ Gloria C. Larson
E. Michael Caulfield	Gloria C. Larson

/s/ Jon S. Fossel	/s/ A.S. MacMillan, Jr.
Jon S. Fossel	A.S. MacMillan, Jr.

/s/ Pamela H. Godwin	/s/ Edward J. Muhl
Pamela H. Godwin	Edward J. Muhl

/s/ Ronald E. Goldsberry	/s/ Michael J. Passarella
Ronald E. Goldsberry	Michael J. Passarella

/s/ William J. Ryan
Kevin T. Kabat	William J. Ryan